SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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[ ]	Soliciting Material Pursuant to Rule 14a-12

Alliance Fiber Optic Products, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 GIBRALTAR DRIVE
SUNNYVALE, CALIFORNIA 94089
(408) 736-6900

April 19, 2013

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, May 17, 2013, at 2:00 p.m., Pacific Daylight Time, at the Company’s principal executive office, 275 Gibraltar Drive, Sunnyvale, California 94089.

     The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. Your shares cannot be voted unless you sign, date and return the enclosed proxy, vote by telephone or on the Internet, vote your shares as directed by your broker, or attend the Annual Meeting in person. Your vote is important, so please vote promptly.

     A copy of our 2012 Annual Report to Stockholders is also enclosed.

     We look forward to seeing you at the meeting.

Sincerely yours,

/s/ Peter C. Chang

Peter C. Chang
Chairman, President and
Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2013
__________________

To the Stockholders of Alliance Fiber Optic Products, Inc.:

     The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive office, 275 Gibraltar Drive, Sunnyvale, California 94089, on Friday, May 17, 2013, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect two Class I directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accountant for 2013; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

     Stockholders of record as of the close of business on March 25, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 275 Gibraltar Drive, Sunnyvale, California 94089, for ten days before the meeting.

     It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will promptly vote.

By Order of the Board of Directors

/s/ Peter C. Chang

Peter C. Chang
Secretary

April 19, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on May 17, 2013.

The Proxy Statement and Annual Report are available at
http://www.afop.com/investors

ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900
__________________

PROXY STATEMENT
__________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive office, 275 Gibraltar Drive, Sunnyvale, California, 94089, on Friday, May 17, 2013, at 2:00 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

Questions and Answers About the Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?

     Two proposals will be voted on at the Annual Meeting:

  The election of Peter C. Chang and Richard Black as Class I directors; and

  The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2013.

What are the Board's recommendations?

     Our Board recommends that you vote:

  "FOR" election of each of the nominated Class I directors; and

  "FOR" ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2013.

Will there be any other items of business on the agenda?

     We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

     Stockholders of record at the close of business on March 25, 2013 (the "Record Date") may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company's common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. The Proxy Statement, Annual Report and proxy card have been sent directly to you by the Company.

     Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker or nominee can vote your shares at its discretion only on Proposal 2 but may not vote on the election of directors or on any other matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

How do I vote?

          Stockholder of Record

     If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by telephone or vote by the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted.

  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the postage-prepaid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  To vote by telephone, follow the telephone voting instructions on the enclosed proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on May 16, 2013 to be counted.

  To vote by the Internet, go to .www.Proxyvote.com and follow the Internet voting instructions on the enclosed proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on May 16, 2013 to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

          Beneficial Owner

     If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Complete and mail the voting form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy.

Can I change my vote or revoke my proxy?

     You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you voted by telephone or by the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If your shares are held in street name, to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy.

How are votes counted?

     In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For Proposal 2, you may vote "FOR" or "AGAINST" or "ABSTAIN." If you "ABSTAIN" as to Proposal 2, the abstention has the same effect as a vote "AGAINST." If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions and you are a stockholder of record, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board and "FOR" ratification of the appointment of our independent registered public accounting firm) and in the discretion of the proxy holders on any other matters that properly come before the meeting. If you hold your shares in street name, please see the next section for important information regarding voting of your shares.

What vote is required to approve each item?

     In the election of directors, the two persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. Proposal 2 requires the affirmative "FOR" vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In the event you do not vote, your broker will not be able to vote regarding the election of directors and will only be able to vote on Proposal 2, ratification of the appointment of our independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Is cumulative voting permitted for the election of directors?

     Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 8,584,496 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How are proxies solicited?

     Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

IMPORTANT

     Please promptly vote by signing, dating and returning the enclosed proxy card or voting instructions in the postage-prepaid return envelope provided, or by telephone or the Internet, so that your shares can be voted.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 19, 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

     Pursuant to Article VI of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with each class elected for a 3-year term. The number of directors is currently set at five. Class I and Class III consist of two directors each, and Class II consists of one director. Two Class I directors will be elected at the Annual Meeting and will serve until the 2016 Annual Meeting. The Class II director will continue to serve until the 2014 Annual Meeting and the Class III directors will continue to serve until the 2015 Annual Meeting.

     The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has designated, Mr. Peter C. Chang and Mr. Richard Black as the nominees for Class I directors to serve until the 2016 Annual Meeting. If either nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominees designated by the Board of Directors, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill the vacancies.

     Biographical information concerning the nominees is set forth below.

CLASS I

     Peter C. Chang, 55, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding, a fiber optics company, and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University. We believe Mr. Chang’s qualifications to serve on our Board include his extensive industry expertise and his experience as our Chief Executive Officer and President.

     Richard Black, 79, has served as a director since April 2003. Since March 2002, Mr. Black has served as the President, Chief Executive Officer, director and majority owner of ECRM, Inc., a worldwide supplier of electronic laser imaging devices for the publishing and graphic arts industries. From August 1983 to March 2002, Mr. Black served as the Chairman and director of ECRM, Inc. He served as President of Oak Technology Inc., a semiconductor company, from January 1998 to March 1999, as Vice Chairman from March 1999 to August 2003 and as a director from 1988 to 2003. Until July 2010, Mr. Black served as the Chairman of the Board of Directors of GSI Group Inc., a manufacturer of laser systems and precision motion components, and he served on the GSI Board since 1999. Mr. Black also serves on the boards of several private companies. In addition, from 2002 to 2007, Mr. Black served on the board of directors of Altigen Communications, Inc., a manufacturer of VoIP telephone systems and unified communications systems. Mr. Black holds a B.S. in Engineering from Texas A&M University and an M.B.A. from Harvard University. We believe Mr. Black’s qualifications to serve on our Board include his operational and management expertise, his experience as both a director and chairman of the board of other public companies, and his finance skills.

     Biographical information concerning the remaining members of the Board of Directors is set forth below.

CLASS II

     Ray Sun, 61, has served as a director since November 2003. Mr. Sun served as Managing Director, Business Development and Venture Investment (greater China) of Applied Materials China, a semiconductor equipment company, from November 2001 to February 2009. He has been retired since February 2009. Mr. Sun served as a representative of the Silicon Valley office for a Taiwanese venture firm, Global Investment Management Co. LTD. from October 1999 to November 2001. Mr. Sun has more than 20 years of executive management experience in the software, hardware and telecommunications industries. Mr. Sun received a B.S. in Industrial Engineering from Chung Yuan Christian University in Taiwan, and an M.S. in Industrial Engineering from Kansas State University. We believe Mr. Sun’s qualifications to serve on our Board include his business development and investment expertise and his experience in executive management for a broad array of technology-based businesses.

CLASS III

     Gwong-Yih Lee, 58, has served as a director since August 2000. Since July 2006, Mr. Lee has served as Chairman and Chief Executive Officer of CyberTAN Technology, Inc., a networking company listed on the Taiwan Stock Market. In addition, since September 2005, Mr. Lee has served as the Founder and President and Chief Executive Officer of ApaceWave Technologies, Inc., a broadband wireless company. From September 1999 to January 2004, Mr. Lee served as Senior Director and General Manager at Cisco Systems, Inc. In March 1998, Mr. Lee established TransMedia Communications, a communication equipment company, and served as its President and Chief Executive Officer until September 1999, when TransMedia Communications was acquired by Cisco. Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University. We believe Mr. Lee’s qualifications to serve on our Board include his experience running private technology companies and his managerial experience at Cisco and CyberTAN Technology.

     James C. Yeh, 56, has served as a director since our formation in December 1995. Since April 2005, Mr. Yeh has served as Managing Director of Blazee International, an imaging processing applications company. In addition, since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a personal computer systems and peripherals company. Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University in Saint Louis, Missouri. We believe Mr. Yeh’s qualifications to serve on our Board include his operational and management experience with technology companies.

The Board of Directors recommends a vote “FOR” the election of Mr. Peter C. Chang and Mr. Richard Black as the Class I Directors of the Company.

Board Structure, Independence, Meetings and Committees

     Our Board believes that having a combined Chairman of the Board and Chief Executive Officer is the most effective leadership structure for our company at this time. The Board believes that Mr. Chang is the director best situated to identify strategic opportunities and focus the activities of the Board due to his full-time commitment to our business and his company-specific experience. The Board also believes that the combined role of Chairman and Chief Executive Officer promotes effective execution of strategic imperatives and facilitates information flow between management and the Board.

     The Board of Directors held four meetings during 2012. All directors except Mr. Sun attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which each such director serves. The independent directors meet in regularly scheduled executive sessions at meetings of the Board without the participation of the Chief Executive Officer or the other members of management. In 2012, one director attended the annual meeting. We do not have a policy requiring directors to attend our annual meetings.

     The Board of Directors has determined that, except for Mr. Chang, all of the members of the Board are “independent directors” within the meaning of Rule 5605 of The NASDAQ Stock Market and the rules of the Securities and Exchange Commission, or SEC. Mr. Chang is not considered independent because he is employed by the Company as its President and Chief Executive Officer. All of the nominees are members of the Board standing for reelection. For all of the non-employee directors, the Board considered their relationship and transactions with the Company as directors and as security holders of the Company.

     The Board is actively involved in the oversight of risks that could affect our business and operations, while management is responsible for day-to-day risk management. The Board administers this oversight function directly through the Board as a whole, as well as through the Audit and Nominating and Corporate Governance committees of the Board.

     The Board of Directors has appointed an Executive Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has approved a charter for each of these committees. Copies of the charters of the Audit Committee, Nominating and Corporate Governance Committee and Executive Compensation Committee are available through our website at www.afop.com. The Board has also appointed a Non-Executive Compensation Committee.

Executive Compensation
Committee

Number of Members:	Three

Members:	Mr. Sun (Chairman)
Mr. Black
Mr. Lee

Number of Meetings:	One

Functions:	The Executive Compensation Committee’s primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Executive Compensation Committee are to review and approve the compensation for the Chief Executive Officer and other executive officers of the Company, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers of the Company and administer the Company’s stock plans and other compensation plans.

Audit Committee

Number of Members:	Three

Members:	Mr. Black (Chairman)
Mr. Sun
Mr. Yeh

Number of Meetings:	Four

Functions:	The Audit Committee’s primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors’ relationship with the Company; and meet with the independent auditors and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes. Mr. Black is the Audit Committee financial expert.

Nominating and Corporate
Governance Committee

Number of Members:	Three

Members:	Mr. Black (Chairman)
Mr. Sun
Mr. Yeh

Number of Meetings:	One

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to identify qualified individuals to become members of the Board of Directors and determine the composition of the Board and its committees. Other specific duties and responsibilities are to recommend nominees to fill vacancies on the Board, investigate suggestions for candidates for membership on the Board, and monitor compliance with Board and Board committee membership criteria.

Non-Executive Compensation Committee

     Mr. Chang currently serves as the sole member of the Non-Executive Compensation Committee. The Non-Executive Compensation Committee is a secondary committee responsible for granting and issuing awards under the 2000 Stock Incentive Plan, as amended and restated, to eligible employees, other than to members of the Board of Directors, to individuals designated by the Board of Directors as “Section 16 officers,” and to employees who hold the title of Vice President or above.

Director Nominations

     The Board of Directors nominates a class of directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

     The Board of Directors has an objective that its membership is composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, and diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. While diversity is among the qualifications that may be considered, the Committee does not have a formal diversity policy. The Nominating and Corporate Governance Committee believes it is appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board.

     Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

     In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice no less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

     Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to: Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

     If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

2012 Director Compensation

     The following table set forth cash amounts and the value of other compensation for the Company’s non-employee directors during 2012:

	Fees Earned or	Option Awards
Name	Paid in Cash ($)	($)(1)(2)	Total ($)
Richard Black	16,000	52,560	68,560
Gwong-Yih Lee	6,000	57,600	63,600
Ray Sun	8,600	57,600	66,200
James Yeh	13,200	57,600	70,800

(1)	Represents the aggregate fair value of options to purchase our Common Stock computed as of the grant date of each option in accordance with the Financial Accounting Standards Board Accounting Codification Topic 718, or ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.

(2)	The following table sets forth the aggregate number of shares of Common Stock underlying option awards outstanding at December 31, 2012:

Name	Number of Shares
Richard Black	12,000
Gwong-Yih Lee	12,000
Ray Sun	12,000
James Yeh	12,000

     The Company’s non-employee directors received $4,000 cash compensation for each Board meeting attended (or $2,000 cash compensation for attending telephonically), $2,600 cash compensation for each Audit Committee meeting attended (or $1,300 cash compensation for attending telephonically), $4,000 cash compensation for the Chairman of Audit Committee for each Audit Committee meeting attended (or $2,000 cash compensation for attending telephonically), and are reimbursed for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are our employees do not receive any fees for their service on our Board.

     Directors who are not employees receive an initial grant of an option to purchase 6,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which vests ratably over 36 months. This initial grant is made on the first business day following election to the Board. On the first business day following the third anniversary of a director’s election to the Board, each non-employee director is entitled to receive an option to purchase 6,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, which option vests ratably over 36 months. The options granted to our outside directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, have a term of 10 years and automatically become fully vested in the event of a change in control. In 2012, we granted options to purchase 6,000 shares of Common Stock to each of our four outside directors.

Certain Relationships and Related Transactions

     It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Conduct and Business Ethics. We monitor related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of our Board of Directors or an independent and disinterested committee of the Board.

     According to share ownership numbers contained in a Schedule 13G filed with the SEC in 2002 and not subsequently amended, Foxconn Holding Limited (“Foxconn”) and Hon Hai Precision Industry Co., Ltd. (“Hon Hai”) held 18.6% of our Common Stock based on the number of shares outstanding on the Record Date. In the normal course of business, we sell products to and purchase raw materials from Hon Hai, who is the parent company of Foxconn. These transactions were made at prices and terms consistent with transactions with unrelated third parties. For fiscal 2012, sales of products to Hon Hai were $0.06 million, purchases of raw materials from Hon Hai were $1.0 million and no amounts were due from Hon Hai. As of December 31, 2012, amounts due to Hon Hai were $0.3 million. For fiscal 2011, sales of products to Hon Hai were $0.02 million, purchases of raw materials from Hon Hai were $1.3 million and the amount due from Hon Hai was not material. As of December 31, 2011, amounts due to Hon Hai were $0.4 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 25, 2013, as to shares of the Common Stock beneficially owned by: (1) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table, and (4) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. The percentage of Common Stock beneficially owned is based on 8,584,496 shares of Common Stock outstanding as of March 25, 2013. In addition, shares issuable pursuant to options which may be exercised and restricted stock units, or RSUs, which vest within 60 days of March 25, 2013 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for purposes of this table may vary depending on the individual’s particular circumstances.

	Number of Shares	Percentage of
	of Common Stock	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned (1)	Beneficially Owned
Directors and Named Executive Officer:
Peter C. Chang (2)	1,311,320	14.8%
Richard Black (3)	20,000	*
Gwong-Yih Lee (4)	21,167	*
Ray Sun (5)	14,667	*
James C. Yeh (6)	167,167	2.0
David A. Hubbard (7)	86,480	1.0
Anita K. Ho (8)	56,521	*
5% Stockholders:
Foxconn Holding Limited (9)	1,600,000	18.6
All Directors and Executive Officers as a group (7 persons) (10)	1,677,322	18.7

* Represents less than 1%.

(1)	To the Company’s knowledge, except as otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)	Includes 8,000 shares held in the name of Mr. Chang’s minor children and 779,320 shares held in the name of the Chang Family LLC, of which Mr. Chang and his wife, Mary C. Chen, are the Managing Members. Also includes options to purchase 240,000 shares exercisable within 60 days of March 25, 2013 and 40,000 shares underlying RSUs that vest on May 1, 2013.

(3)	Includes options to purchase 8,000 shares exercisable within 60 days of March 25, 2013.

(4)	Includes 14,000 shares held in the name of the Lee Trust. Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Also includes options to purchase 7,167 shares exercisable within 60 days of March 25, 2013.

(5)	Includes options to purchase 7,167 shares exercisable within 60 days of March 25, 2013.

(6)	Includes 160,000 shares held in the name of Matics Computer Systems, Inc., over which Mr. Yeh has voting power. Also includes options to purchase 7,167 shares exercisable within 60 days of March 25, 2013.

(7)	Includes options to purchase 36,000 shares exercisable within 60 days of March 25, 2013 and 15,000 shares underlying RSUs that vest on May 1, 2013.

(8)	Includes options to purchase 37,000 shares exercisable within 60 days of March 25, 2013 and 2,000 shares underlying RSUs that vest on May 1, 2013.

(9)	According to a Schedule 13G filed jointly on January 4, 2002 for the year ended December 31, 2000 by Hon Hai and Foxconn, each entity has shared voting and dispositive power over the shares. As of the Record Date, no amendment to the Schedule 13G has been filed, and the information concerning the number of shares held and the ownership of the shares is as disclosed in the Schedule 13G. Foxconn is a subsidiary of Hon Hai. Hon Hai disclaims beneficial ownership of these shares. The principal business address for Hon Hai and Foxconn is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C. According to information provided by Hon Hai, the board of directors of Foxconn has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(10)	Includes 342,501 shares subject to options exercisable within 60 days of March 25, 2013 and 57,000 shares underlying RSUs that vest on May 1, 2013.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation information for the cash amounts and the value of other compensation paid to our Chief Executive Officer and our two other most highly compensated executive officers for the years indicated.

				Stock	All Other
			Bonus	Awards	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	Total ($)
Peter C. Chang	2012	260,000	163,000	—	1,690	424,690
Chief Executive Officer and President	2011	259,731	33,000	1,888,000	1,690	2,182,421

David A. Hubbard	2012	175,000	65,000	—	8,890	248,890
Executive Vice President,	2011	174,788	10,000	283,200	8,890	476,878
Sales and Marketing

Anita K. Ho	2012	140,000	13,000	—	4,505	157,505
Acting Chief Financial Officer	2011	138,362	3,000	37,760	4,502	183,624

(1)	Consists of amounts paid in the fiscal year.

(2)	Amount represents grant date fair value computed in accordance with ASC 718. The actual value recognized by the individual is based on the market price of our Common Stock on the vesting dates and may be higher or lower.

(3)	Consisted of Company contributions to the 401(k) of each individual, a monthly automobile allowance for Mr. Hubbard, and the value of insurance premiums paid by the Company.

     We do not enter into employment or severance agreements with our executive officers as we do not believe these types of arrangements facilitate our compensation goals and objectives. Executive officers may participate in our employee stock purchase plan and purchase shares of our Common Stock at a discount to market prices. In addition, we match 50% of the first $2,000 of an employee's contribution to our 401(k) plan. Company contributions vest 25% per year from the date of employment.

     We generally intend to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to our Chief Executive Officer and each of the next three most highly compensated executive officers other than our Chief Financial Officer. None of the non-exempt compensation we paid to any of our executive officers for 2012 as calculated for purposes of Section 162(m) exceeded the $1 million limit.

Bonus

     The Executive Compensation Committee reviews bonuses recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. The Executive Compensation Committee’s philosophy is that a certain portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to our success in meeting critical objectives. The Executive Compensation Committee considers the bonus potential of each executive officer on a case-by-case basis. Final decisions on bonuses for executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement.

Stock Incentive Plan

     We provide incentive compensation to our executive officers and employees through the grant of stock options and RSUs. The 2000 Stock Incentive Plan was adopted by the Board on September 7, 2000. The plan was amended and restated in 2010 to, among other things, extend the term under which awards may be granted under the plan until March 17, 2020, eliminate a 10 million share ceiling on the aggregate number of shares of Common Stock that be issued under the plan, and include certain qualifying performance criteria and annual award limits so that awards granted under the plan qualify as “performance-based compensation” under the requirements of Section 162(m) of the Internal Revenue Code. The 2000 Stock Incentive Plan, as amended and restated, was approved by the stockholders on May 14, 2010. The Executive Compensation Committee is responsible for administering our 2000 Stock Incentive Plan for executive officers, under which it grants options to purchase our Common Stock with an exercise price equal to the closing price of our Common Stock on the date of grant and RSU awards. The Executive Compensation Committee believes that stock ownership by our executive officers aligns their interests with those of our stockholders and provides our executive officers with substantial motivation to manage the Company in accordance with those interests. Accordingly, a considerable portion of our executive officers’ compensation in any year may consist of stock options and/or RSUs. When determining the size of an option or RSU grant to an executive officer other than the Chief Executive Officer, the Executive Compensation Committee, after consulting with the Chief Executive Officer, considers the executive officer’s and the Company’s performance, the executive officer’s level and responsibilities within the Company, the executive officer’s base salary and the size of option and RSU grants to executive officers in similar positions throughout the industry. Each executive officer is initially provided with an option grant when they join our Company based upon their position with us. These initial grants generally vest over four years. In May 2011, the Executive Compensation Committee awarded Mr. Hubbard and Ms. Ho 30,000 and 4,000 RSUs, respectively, which vest annually over two years. No options were granted to Mr. Hubbard or Ms. Ho in 2011 or 2012.

     The option and RSU grants to the Chief Executive Officer are determined using the same criteria as for the other executive officers. In May 2011, the Executive Compensation Committee granted Mr. Chang 200,000 RSUs which vest annually over five years. No options were granted to Mr. Chang in 2011 or 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock that		Stock that
	Options	Options		Exercise	Expiration	have not		have not
Name	Exercisable (#)	Unexercisable (#)		Price ($)(1)	Date	Vested (#)		Vested ($)(2)
Peter C. Chang	34,000	—		7.80	12/29/13
	40,000	—		4.80	12/02/14
	60,000	—		4.50	11/07/15
	56,000	—		10.10	11/27/16
	10,000	—		9.15	01/28/18
	40,000	40,000	(3)	7.95	07/23/20
	—	—		—	—	160,000	(4)	1,923,200

David A. Hubbard	20,000	—		10.10	11/27/16
	4,000	—		9.15	01/28/18
	12,000	12,000	(3)	7.95	07/23/20
	—	—		—	—	15,000	(5)	180,300

Anita K. Ho	8,000	—		4.80	12/02/14
	16,000	—		4.50	11/07/15
	8,000	—		10.10	11/27/16
	1,000	—		9.15	01/28/18
	4,000	4,000	(3)	7.95	07/23/20
	—	—		—	—	2,000	(5)	24,040

(1)	The option exercise price is the closing price of our common stock on the date of grant.

(2)	Market value is based on the closing price of our common stock on December 31, 2012.

(3)	The options were granted on July 23, 2010 and vest at a rate of 25% per year.

(4)	The RSU were granted on May 6, 2011 and vest over five years at a rate of 20 percent per year beginning May 1, 2012 and vest in full in the event of a change of control or termination due to death or involuntary discharge.

(5)	The RSU were granted on May 6, 2011 and vest over two years at a rate of 50 percent per year beginning May 1, 2012.

     All of the options in the above table have a term of ten years, subject to earlier termination in certain events related to termination of employment.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000, adopted by the Audit Committee on January 30, 2001 and amended by the Board of Directors on October 24, 2005. All members of the Audit Committee meet the independence standards established by The NASDAQ Stock Market.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements contained in the 2012 Annual Report on Form 10-K with the Company’s management and its independent registered public accountants. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accountants are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

     The Audit Committee met privately with the independent registered public accountants, and has discussed issues deemed significant by them, including those required by AICPA, Professional Standards, Vol. 1. AU Section 380, as adopted by the Public Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosure and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence.

     In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Marcum LLP to serve as our company’s independent registered public accounting firm for the 2013 fiscal year.

Audit Committee

Richard Black, Chairman
Ray Sun
James C. Yeh

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

     The Audit Committee has appointed the firm of Marcum LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2013. Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Marcum LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

     The following table presents fees for professional audit services rendered by Marcum LLP for the audit of our financial statements for 2012 and 2011. No fees were billed for other services.

	Year Ended December 31,
	2012	2011
Audit Fees	$249,851	$254,519
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$249,851	$254,519

Pre-Approval Policies and Procedures

     It is the Company’s policy that all audit and non-audit services to be performed by the Company’s registered public accountants be approved in advance by the Audit Committee. The Audit Committee pre-approved all audit fees incurred in the year ended December 31, 2012.

Required Vote

     Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accountant but will not be required to select different independent registered public accountants for the Company. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors recommends a vote “FOR” ratification of Marcum LLP as the Company’s independent registered public accountants.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented at the Company’s 2014 Annual Meeting must be received by the Secretary of the Company no later than December 20, 2013 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in the Company’s proxy statement for the 2014 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

PAYMENT OF COSTS

     The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its executive officers and directors were made in a timely manner during fiscal year 2012. The Company has no information with respect Section 16(a) compliance by Foxconn and Han Hai.

OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you instruct them otherwise.

     Whether you intend to be present at the Annual Meeting or not, we urge you to vote.

By order of the Board of Directors

/s/ Peter C. Chang

Peter C. Chang
Secretary

April 19, 2013

The Company’s 2012 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting stockholder but will charge a reasonable fee per page. Any such request should be addressed to the Company at 275 Gibraltar Drive, Sunnyvale, California 94089, Attention: Investor Relations. The request must include a representation by the stockholder that as of March 25, 2013, the stockholder was entitled to vote at the Annual Meeting.

PROXY

ALLIANCE FIBER OPTIC PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes PETER C. CHANG and ANITA K. HO, as Proxies with full power in each to act without the other and with the full power of substitution in each, to represent and to vote all the shares of common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the “Company”) to be held at the Company’s headquarters, 275 Gibraltar Drive, Sunnyvale, California, 94089 on May 17, 2013 at 2 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies intend to vote FOR the election of all nominees for director, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

X	Please mark	The Board of Directors recommends a vote FOR the election of all nominees for director and FOR Proposal 2.
Votes as in
This example

This proxy when property executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR ALL NOMINEES” for the election of directors and “FOR” Proposal 2.

1. To elect Mr. Peter C. Chang and Mr. Richard Black as Class I directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	☐	WITHHOLD	☐	WITHHOLD	☐
FOR		AUTHORITY		AUTHORITY
ALL		to vote for all		to vote for a
NOMINEES		nominees		nominee

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐
For all nominees excepted as noted above

2. To ratify the appointment of Marcum LLP as the Company’s independent registered public accountant for 2013.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:	Date:

(Signature if held jointly)